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                                                        Exhibit 10
                                                        AT&T Capital Corporation

GUARANTEE DATED FEBRUARY 20, 1998 MADE BY AT&T CAPITAL CORPORATION

               Guarantee dated as of February 20, 1998, made by AT&T Capital Corporation (the "Guarantor"), a corporation incorporated under the laws of Delaware, to and in favor of (i) the Lenders (as defined in that certain Amended and Restated Credit Agreement dated as of May 14, 1997, as the same may be amended, supplemented , restated or replaced in writing from time to time, the "Cdn Agreement") who are party to the Cdn Agreement; (ii) the holders of Securities (as defined in that certain Trust Indenture dated as of June 1,1995, as the same may be amended supplemented, restated or replaced in writing from time to time, the "Indenture") issued pursuant to the Indenture (the "MTN Noteholders"); (iii) the Banks (as defined in that certain Reaffirmation of Guarantee dated as of May 14, 1997, as beneficiaries under the Guarantee (as defined in the Reaffirmation) (the "Banks"); (iv) the holders of the Series A Notes (as defined in that certain Note Agreement dated as of February 1, 1995, as the same may be amended, supplemented, restated or replaced in writing from time to time, the "First Note Agreement") (the "Series A Noteholders") issued pursuant to the First Note Agreement; (v) the Noteholders (as defined in a Guaranty Agreement dated as of February 1,1995 made by Newcourt Credit Group Inc. (the "Company"), the "First Guaranty") as beneficiaries under the First Guaranty (the "First Noteholders"); (vi) the holders of the Series F Notes and Series G Notes (as defined in that certain Note Agreement dated as of September 1, 1995, as the same may be amended, supplemented, restated or replaced in writing from time to time, the "Second Note Agreement") (the "Series F Noteholders", and the "Series G Noteholders", respectively) issued pursuant to the Second Note Agreement; (vii) the Noteholders (as defined in the Guaranty Agreement dated as of September 1, 1995 made by the Company, the "Second Guaranty") as beneficiaries under the Second Guaranty (the "Second Noteholders"); and (viii) the Noteholders (as defined in a Guarantee dated as of September 15, 1997, made by the Company, the "USCP Guaranty") as beneficiaries under the USCP Guaranty (the "US CP Noteholders") (the Lenders, the MTN Noteholders, the Banks, the Series A Noteholders, the First Noteholders, the Series F Noteholders, the Series G Noteholders, the Second Noteholders and the US CP Noteholders are collectively referred to as the "Noteholders") (the Cdn Agreement, the Indenture, the Guarantee, the Series A Notes, the First Guaranty, the Series F Notes, the Series G Notes, the Second Guaranty and the USCP Guaranty are collectively referred to as the "Debt Securities").

               WHEREAS the Guarantor is an indirect wholly-owned subsidiary of the Company;

               AND WHEREAS the Guarantor has agreed to execute and deliver this Guarantee as security for the payment and performance of the obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, of the Company to the Noteholders arising under, pursuant to, or in connection with the Debt Securities;

               NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration given by the Noteholders to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:


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        SECTION 1. GUARANTEE. The Guarantor hereby, irrevocably and unconditionally guarantees (as a guarantor and not as a primary obligor) as and when the same become due and payable, the due and punctual payment to the Noteholders, whether at stated maturity or otherwise, of all debts, liabilities and obligations of the Company under the Debt Securities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Company to the Noteholders, or any of them, however or wherever incurred, and in any currency, and whether incurred by the Company alone or with another or others and whether as principal or surety, arising under, pursuant to, or in connection with the Debt Securities and all transactions contemplated thereby, together with all interest (including, without limitation, interest accruing after the commencement of bankruptcy, insolvency or similar proceedings with respect to the Company, whether or not such interest constitutes an allowed claim in such proceedings) and fees from time to time accruing thereon and all reasonable and necessary expenses incurred by or on behalf of the Noteholders in respect of the interpretation or enforcement of documentation with respect thereto or hereto or otherwise (such obligations being herein called the "Guaranteed Obligations"), and any and all reasonable and necessary out-of-pocket expenses (including counsel fees and disbursements), fees and the amount of prior claims incurred or paid by or on behalf of the Noteholders in enforcing any of its rights under this Guarantee.

               SECTION 2. UNLIMITED LIABILITY. The liability of the Guarantor under this Guarantee shall be unlimited both with respect to the principal amount of the Guaranteed Obligations and with respect to interest, fees, charges, prior claims or costs of collections and reasonable and necessary expenses incurred or paid by or on behalf of the Noteholders in enforcing any rights hereunder.

               SECTION 3. ABSOLUTE LIABILITY. The Guarantor hereby guarantees that the Guaranteed Obligations will be paid to the Noteholders strictly in accordance with the terms and conditions hereof, and that the liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

               (a) the lack of validity or enforceability of the Debt Securities or other agreement or instrument with respect to the indebtedness of the Company to the Noteholders entered into between the Company and the Noteholders (such Debt Securities and other agreements and instruments being hereinafter collectively referred to as the "Noteholder Agreements") or any terms thereof;

               (b) any contest by the Company or any other person as to the amount of the Guaranteed Obligations or the validity or enforceability of any terms of the Debt Securities or the Noteholder Agreement;

               (c) any defense, counter-claim or right of set-off available to the Company;

               (d) any extension of the time or times for payment of the Guaranteed Obligations or any other indulgences which the Noteholders may grant to the Company or any amendment to or alteration of the Debt Securities or the Noteholder Agreements or the Guaranteed Obligations;


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               (e)    the permitted assignment of all or any part of the
                      benefits of this Guarantee; and

               (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Guarantor, the Company or any other person in respect of the Guaranteed Obligations or the Guarantor in respect of this Guarantee.

               SECTION 4. REMEDIES. This is a present and continuing guarantee of payment and performance and not of collection. The Guarantor agrees that its obligations hereunder shall be joint and several with any and all other Guarantees given in connection with the Guaranteed Obligations from time to time. The Guarantor agrees that the Noteholders shall not be bound to exhaust their recourse against the Company or any other person or to realize on any security they may hold in respect of the Guaranteed Obligations before being entitled to payment. The Guarantor hereby waives the right to require the Noteholders to join the Company in any action brought hereunder or to commence any action against or obtain any judgment against the Company or to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein or otherwise shall prevent the Noteholders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor's obligations hereunder.

               SECTION 5. AMOUNT OF GUARANTEED OBLIGATIONS. Any account settled or stated by or between the Noteholders and the Company, or if any such account has not been so settled or stated immediately before demand for payment under this Guarantee, any accounts stated by the Noteholders shall, in the absence of manifest error, be accepted by the Guarantor as conclusive evidence of the amount of the Guaranteed Obligations which at the date of the account so settled or stated is due by the Company to the Noteholders or remains unpaid by the Company to the Noteholders.

               SECTION 6. PAYMENT ON DEMAND. The Guarantor shall make payment of the amount of the Guaranteed Obligations and all other amounts payable by it to the Noteholders hereunder forthwith after demand therefor is made in writing to it and such demand shall be deemed to have been effectively made when an envelope containing such demand addressed to it c/o Newcourt Credit Group Inc., BCE Place, 181 Bay Street, P.O. Box 827, Toronto, Ontario, M51 2T3 for the attention of the President (or at such other address as may be notified by the Guarantor to the Noteholders) and to AT&T Capital Corporation, 44 Whippany Road, Morristown, NJ 07962-1983, attention, General Counsel, is personally delivered to such addresses, and the liability of the Guarantor shall bear interest from the date of such receipt of such demand at the rate or rates of interest then applicable to the Guaranteed Obligations.

               SECTION 7. SUBROGATION. Upon receipt by the Noteholders of any payment or payments on account of liability under this Guarantee, the Guarantor shall not be entitled to claim repayment against the Company until the Noteholders' claims against the Company in respect of the Guaranteed Obligations have been repaid in full; and in the case of the liquidation, winding-up or bankruptcy of the Company (whether voluntary or compulsory) or in the event that the Company shall make a bulk sale of any of the Company's assets within the provisions of any bulk sales legislation or makes an assignment for the benefit of creditors or the assets of the Company are distributed to creditors for any other reason, the Noteholders






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shall have the right to rank in priority to the Guarantor for their full claims in respect of the Guaranteed Obligations and receive all dividends, distributions and other payments in respect thereof until their claims in respect of the Guaranteed Obligations have been paid in full, and the Guarantor shall continue to be liable, less any payments made by or on behalf of the Guarantor, for any balance which may be owing to the Noteholders by the Company. If any amount shall be paid to the Guarantor on account of any subrogation rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied by the Noteholders upon the Guaranteed Obligations, whether matured or unmatured.

               SECTION 8. SUSPENSION OF GUARANTOR'S RIGHTS. The Guarantor agrees that so long as any obligations remain outstanding hereunder, whether present or future, direct or indirect, absolute or contingent, matured or not, the Guarantor shall not exercise any rights which the Guarantor may at any time have by reason of the performance of any of its obligations hereunder:

               (a)    to be indemnified by the Company;

               (b) to claim contribution from any other guarantor of the debt, liabilities or obligations of the Company; or

               (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Noteholders under the Noteholder Agreements or any other guarantee or security taken pursuant to or in connection therewith.

               SECTION 9. WAIVERS. The Guarantor hereby waives, to the extent permitted by applicable law, (i) notice of acceptance of this Guarantee by the Noteholders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Guarantor may have against the Company or which the Guarantor or the Company may have against the Noteholders, (iii) presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge the Guarantor with liability, except for demands or notices expressly provided herein, (iv) any failure by the Noteholders to inform Guarantor of any facts the Noteholders may now or hereafter know about the Company or the transaction contemplated by the Noteholder Agreements, it being understood and agreed that the Noteholders have no duty to so inform and that the Guarantor is fully responsible for being and remaining informed by the Company of all circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations and (v) any and all right to cause a marshalling of assets of the Company or any other action by any court or governmental body with respect thereto. The Guarantor acknowledges that no representations of any kind whatsoever have been made by the Noteholders to the Guarantor. No modification or waiver of any of the provisions of this Guarantee shall be binding upon the Noteholders except as expressly set forth in a writing duly signed and delivered on behalf of the Noteholders.

               SECTION 10. NO PREJUDICE TO THE NOTEHOLDERS. The Noteholders shall not be prejudiced in any way in the right to enforce any provision of this Guarantee by any act or failure to act on the part of the Company or




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the Noteholders. The Noteholders may, at any time and from time to time, without any consent of or notice to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, (i) change the manner, place or terms of payment or change or extend time of payment of, or renew or alter, or otherwise amend or modify, the Guaranteed Obligations; (ii) release anyone liable in any manner under or in respect of, or grant any waivers with respect to, the Guaranteed Obligations; (iii) exercise or refrain from exercising any rights against the Company or the Guarantor; and (iv) apply any sums from time to time received to the Guaranteed Obligations.

               SECTION 11. CONTINUING GUARANTEE. The Guarantee shall be a continuing guarantee and shall extend to all present and future Guaranteed Obligations and shall apply to and secure any ultimate balance thereof due or remaining due to the Noteholders and shall be binding as a continuing obligation of the Guarantor until the earlier of (i) the Noteholders releasing the Guarantor from any further obligation hereunder; and (ii) the date on which the Guaranteed Obligations have been repaid in full to the Noteholders. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be refunded by the Noteholders upon the insolvency, bankruptcy or reorganization of the Company or otherwise, regardless of whether the Noteholders contested the order requiring the return of such payment, all as though such payment had not been made. The obligations of the Guarantor pursuant to the preceding sentence shall survive any termination, cancellation or release of this Guarantee for a period of six (6) years.

               SECTION 12. INTEREST ACT (CANADA). The Guarantor acknowledges that, the purposes of the Interest Act (Canada), (i) whenever any interest or fee applicable to the Guaranteed Obligations is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation in respect of the Guaranteed Obligations; and (iii) the rates of interest stipulated in respect of the Guaranteed Obligations are intended to be nominal rates and not effective rates or yields.

               SECTION 13. SUPPLEMENTAL GUARANTEE. This Guarantee is in addition and without prejudice to and supplemental to all other guarantees held, or which may hereafter be held, by the Noteholders, or any of them.

               SECTION 14. SUCCESSORS OF THE COMPANY. Any change or changes in the name of the Company or reorganization (whether by way of reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Company or its business shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this Guarantee shall extend to any person, firm or Company acquiring or from time to time carrying on the business of the Company.

               SECTION 15. RIGHT OF SET-OFF. To the fullest extent permitted by law, the Guarantor shall make all payments hereunder without regards to any defense, counterclaim or right of set-off available to it.

               SECTION 16. NO RECOURSE. Any right of subrogation acquired by




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the Guarantor by reason of payment under or pursuant to this Guarantee shall not be exercised until the Guaranteed Obligations and other amounts due to the Noteholders hereunder have been paid or repaid in full to the Noteholders and shall be no greater than the right held by the Noteholders, and the Guarantor shall have no recourse against the Noteholders for any irregularity or defect in the manner or procedure by which the Noteholders make demand or pursue any rights or remedies they may have.

               SECTION 17. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:

               (a) Organization and Qualification. It is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

               (b) Corporate Power. It has full corporate right, power and authority to own its property and assets and to carry on its business as now conducted and as contemplated to be conducted and to enter into and perform this Guarantee.

               (c) Conflict with Other Instruments. Neither the execution and delivery of this Guarantee nor the consummation of the transactions herein contemplated nor compliance with the terms, conditions and provisions hereof (i) conflicts with or results in a breach of any of the terms, conditions or provisions of (A) its charter document or by-laws; (B) any law, rule or regulation having the force of law; (C) any material contractual restriction binding on or affecting it or its properties; or (D) any writ, judgment, injunction, determination or award which is binding on it; or (ii) results in, or requires the creation or imposition of any lien upon or security interest in or with respect to the properties now owned or hereafter acquired by it under any contractual provision binding on or affecting it.

               (d) Authorization, Government Approvals, etc. The execution and delivery of this Guarantee and the consummation by it of the transactions herein contemplated have been duly authorized by all necessary corporate action and no authorization, consent, approval, license or exemption under any applicable law, rule or regulation having the force of law, and no registration, qualification, decision, declaration, recording, or filing with any official body, is or was necessary therefor or to perfect the same or to preserve the benefit thereof to the Noteholders, except such as are in full and effect, unamended, at the date hereof.

               (e) Execution and Binding Obligation. This Guarantee has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (f)  Actions. There is no pending or threatened action or



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                    proceeding affecting it before any court, governmental
                    agency or arbitrator, which may materially adversely affect its financial condition or operations.

               SECTION 18. NO REPRESENTATIONS, ETC. There are no representations, collateral agreements or conditions with respect to this instrument or affecting the Guarantor's liability hereunder other than as contemplated or referred to herein.

               SECTION 19. GOVERNING LAW.

               (a) This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware and shall be treated in all respects as a contract under the laws of such jurisdiction.

               (b) Subject to Section 19(d), the Guarantor hereby consents in respect of any legal action or proceedings arising out of or in connection with this Guarantee for the payment and performance hereof to the giving of any relief or the issue of any process in connection with any action or proceedings, including, without limitation the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

               (c) To the extent that the Guarantor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether service of notice attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Guarantee and any security for the payment and performance hereof.

               (d) Nothing in this Section shall constitute a waiver by the Guarantor of any right to (i) appeal any order or judgment referred to herein; (ii) seek any stay or reconsideration or review of any such order or judgment; or (iii) seek any stay of execution or levy pending any appeal from, or a suit, action or proceeding for reconsideration or review of, any such order or judgment.

               SECTION 20. HEADINGS, ETC. The division of this Guarantee into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof

               SECTION 21. SEVERABILITY. Any provision of this Guarantee which is invalid or not enforceable shall not affect any other provision and shall be deemed to be severable.

               SECTION 22. SUCCESSORS AND ASSIGNS. This Guarantee shall extend to and inure to the benefit of the Noteholders and their respective successors and assigns and shall be binding upon the Guarantor and its successors and assigns.

               SECTION 23. JUDGMENT CURRENCY.


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         (1) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Guaranteed Obligations or any other amount due to the Noteholders hereunder or under any security in respect of the Guarantor's obligations in any currency (the "Original Currency") into another currency (the "Other Currency") the Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Noteholder could purchase the Original Currency with the Other Currency in Toronto, Ontario on the day (a "Business Day") on which the applicable Noteholder is open for the transaction of business immediately preceding the day on which any such judgment or any relevant part thereof, is paid or otherwise satisfied.

         (2) The obligation of the Guarantor in respect of any sum due in the Original Currency from it to the Noteholders hereunder or under any security in respect of the Guarantor's obligation hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the applicable Noteholder of any sum adjudged to be so due in such Other Currency or of any other sum in any Other Currency such Noteholder may, in accordance with Its normal procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the applicable Noteholder in the Original Currency, the Guarantor shall, as a separate obligation and notwithstanding any such judgment, indemnify such Noteholder against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to such Noteholder, such Noteholder shall remit such excess to the Guarantor.

               SECTION 24. TAXES.

         (1) The Guarantor hereby agrees to obtain any necessary exchange control approvals, consents or authorizations which may at any time and from time to time be required by the laws of the jurisdiction in which Guarantor is incorporated or of any state in the United States in connection with the making of payments hereunder. Any and all payments by the Guarantor hereunder shall be made in immediately available Dollars of Canada or the United States based on the currency of the principal obligation and shall be free and clear of and without set-off or counterclaim and without deduction for or on account of, or withholding for any and all present or future income or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected or withheld or assessed by any country (or by any political subdivision or taxing authority thereof or therein), and all liabilities with respect thereto (all such taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any amount payable hereunder, subject as provided in the next following sentence, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deduction or withholding applicable to additional amounts paid under this section), the applicable Noteholders receive an amount equal to the sum they would have received if no deduction or withholding had been made, (ii) the Guarantor shall make such deductions or withholdings, and (iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. The Guarantor will not be required
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any such additional amounts (iv) to any Noteholder by reason of that Noteholder being connected with Canada otherwise than merely by lending money to the Company pursuant to the Debt Securities, including without limitation, a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada; or (v) to any Noteholder in respect of whom such Taxes are required to be withheld or deducted as a result of its not dealing at Arm's Length with either the Guarantor or the Company.

         (2) The Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being hereinafter referred to as "Other Taxes") which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this guarantee.

         (3) The Guarantor shall indemnify the Noteholders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this section) paid by the Noteholders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the applicable Noteholder makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Guarantor by the applicable Noteholder and evidence of payment thereof shall, in the absence of manifest error, be prima facie evidence of the amount due by the Guarantor to the applicable Noteholder.

         (4) The Guarantor will furnish to the applicable Noteholder the original or certified copy of a receipt evidencing any payment of Taxes or other Taxes made by the Guarantor as soon as such receipt becomes available.

         IN WITNESS WHEREOF the Guarantor has duly executed this Guarantee and affixed its corporate seal under the hand of its proper officer(s) duly authorized in that behalf as of the day and year first above written.

                                                    AT&T Capital Corporation

                                                  By: /s/ Glenn A. Votek
                                                     -------------------------
                                                       Glenn A. Votek

                                                  Its: Treasurer

                                                  By: /s/ Glen J. DuMont
                                                     -------------------------
                                                       Glen J. DuMont

                                                  Its: Assistant Secretary

                                                  Dated: February 20, 1998




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